Exhibit 99.1

WATERSTONE FINANCIAL, INC.
WATERSTONE BANK
11200 W. PLANK CT.
WAUWATOSA, WI 53226

Contact:  Mark R. Gerke
Chief Financial Officer
414.459.4012
markgerke@wsbonline.com

Waterstone Financial, Inc. Announces Results of Operations for the Quarter and Year Ended December 31, 2016.
WAUWATOSA, WI – 02/24/2017 – Waterstone Financial, Inc. (NASDAQ: WSBF), holding company for WaterStone Bank, reported net income per diluted share of $0.23 for the quarter ended December 31, 2016, which represents a 109.1% increase compared to net income per diluted share of $0.11 for the quarter ended December 31, 2015.  Net income per diluted share was $0.93 for the year ended December 31, 2016, compared to net income per diluted share of $0.56 for the year ended December 31, 2015.
"We capped off a record annual performance during 2016 with a 128.0% increase in consolidated quarterly pre-tax earnings relative to the prior year," said Douglas Gordon, CEO of Waterstone Financial, Inc. "This marked the 10th consecutive comparable quarter of pre-tax earnings growth.  The Community Banking segment benefited from strong loan and deposit growth, growth in net interest margin driven by the refinancing of maturing wholesale borrowings and reduced expenses driven by continued improvement in asset quality.  The Mortgage Banking segment hit a milestone of $2.5 billion of loan originations this year and continued to expand its national presence by opening 11 new branch locations.  The strong performance achieved by both segments resulted in an annual increase in consolidated pre-tax earnings of 62.7%."

Highlights of the Quarter and Year Ended December 31, 2016

Waterstone Financial, Inc. (Consolidated)
•	Consolidated net income totaled $6.4 million for the quarter ended December 31, 2016, compared to $3.1 million for the quarter ended December 31, 2015.
•	Consolidated net income totaled $25.5 million for the year ended December 31, 2016, compared to $16.6 million for the year ended December 31, 2015.
•	Consolidated return on average assets totaled 1.44% for the three months ended December 31, 2016 compared to 0.69% for the three months ended December 31, 2015.
•	Consolidated return on average assets totaled 1.45% for the year ended December 31, 2016 compared to 0.94% for the year ended December 31, 2015.
Community Banking Segment
•	Pre-tax income of the segment totaled $6.4 million for the quarter ended December 31, 2016, which represents a 140.5% increase compared to $2.6 million for the quarter ended December 31, 2015.
•	Pre-tax income of the segment totaled a record $21.0 million, which represents an 80.0% increase compared to $11.7 million during the year ended December 31, 2015.
•
Total loans increased $63.0 million, or 5.6%, to $1.18 billion at December 31, 2016 compared to $1.11 billion at December 31, 2015.  Loan growth of 5.6% was the highest year over year growth in eight years.

•
Total deposits increased $56.1 million, or 6.3%, to $949.4 million at December 31, 2016 compared to $893.4 million at December 31, 2015.  Total transaction deposits increased $39.5 million, or 16.2%, to $282.8 million at December 31, 2016 compared to $243.3 million at December 31, 2015.  The increase in transaction deposits was composed of growth in demand deposits of $17.7 million or 17.2% and growth of money market and savings deposits of $21.8 million, or 15.5%.

•
Borrowings decreased $54.0 million to $387.2 million at December 30, 2016 from $441.2 million at December 31, 2015.  A total of $220.0 million of fixed rate borrowings, at a weighted average rate of 4.35% matured during the year ended December 31, 2016.  A total of $100.0 million of these funds were replaced with long-term FHLB advances at a weighted average rate of 0.78%.  An additional $65.0 million were replaced with short-term advances at a weighted average rate of 0.61%.  The remaining maturities were satisfied with excess liquidity and funds raised through retail delivery channels.

•
Total non-performing assets decreased $10.8 million, or 40.4%, to $16.0 million at December 31, 2016 from $26.8 million at December 31, 2015.  Non-performing assets represent 0.89% of total assets as of December 31, 2016.

•
Total past due loans decreased by $3.3 million, or 28.9%, to $8.2 million at December 31, 2016 from $11.5 million at December 31, 2015.  Past due loans represent 0.7% of total loans as of December 31, 2016.

Mortgage Banking Segments

•	Pre-tax income of the segment totaled $4.3 million for the quarter ended December 31, 2016, which represents a 124.8% increase compared to $1.9 million for the quarter ended December 31, 2015.
•	Pre-tax income of the segment totaled a record $20.9 million, which represents a 49.1% increase compared to $14.0 million during the year ended December 31, 2015.
•
Loans originated for the purpose of sale in the secondary market increased $181.4 million, or 41.1%, to $622.5 million during the three months ended December 31, 2016, compared to $441.0 million for the three months ended December 31, 2015.  The increase in originations was driven by an increase in the origination of loans made for the purpose of residential purchases, which yield a higher margin than refinance loans, along with an increase in the origination of mortgage refinance products.  Origination efforts continue to be focused on loans made for the purpose of residential purchases, as opposed to mortgage refinance.  Origination volume relative to purchase activity improved and accounted for 77% originations for the three months ended December 31, 2016 compared to 60% of total originations for the three months ended December 31, 2015.

•
Year to date origination volume increased approximately 20% compared to 2015. Origination volume relative to purchase activity accounted for 83% and 84% of total originations for the year ended December 31, 2016 and 2015, respectively.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. (NASDAQ: WSBF) is a single-bank, holding company headquartered in Wauwatosa, WI.  With $1.8 billion in assets Waterstone has eleven community bank branches in the metropolitan Milwaukee market, a loan production office in Minneapolis, Minnesota, and mortgage banking offices in 22 states around the country.  Additional financial detail related to WaterStone Bank, SSB can be found on the FDIC web site (www.fdic.gov) under the "Industry Analysis" tab.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as "may," "expects," "anticipates," "estimates" or "believes."  Such statements are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  These factors include (i) exposure to the deterioration in the commercial and residential real estate markets which could result in increased charge-offs and increases in the allowance for loan losses,  (ii) various other factors, including changes in economic conditions affecting borrowers, new information regarding outstanding loans and identification of additional problem loans, which could require an increase in  the allowance for loan losses, (iii) Waterstone's ability to maintain required levels of capital and other current and future regulatory requirements, (iv) the impact of recent and future legislative initiatives on the financial markets, and (v) those factors referenced in Item 1A. Risk Factors in Waterstone's most recent Annual Report on Form  10-K and as may be described from time to time in Waterstone's subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone's belief as of the date of this press release.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	For The Three Months Ended December 31,		For The Year Ended December 31,
	2016	2015	2016	2015
	(In Thousands, except per share amounts)
Interest income:
Loans	$14,574	13,680	57,185	55,175
Mortgage-related securities	677	778	3,048	3,229
Debt securities, federal funds sold and short-term investments	811	950	3,503	3,559
Total interest income	16,062	15,408	63,736	61,963
Interest expense:
Deposits	1,887	1,628	7,364	5,879
Borrowings	2,204	4,342	12,928	17,240
Total interest expense	4,091	5,970	20,292	23,119
Net interest income	11,971	9,438	43,444	38,844
Provision for loan losses	40	245	380	1,965
Net interest income after provision for loan losses	11,931	9,193	43,064	36,879
Noninterest income:
Service charges on loans and deposits	490	435	2,232	1,648
Increase in cash surrender value of life insurance	321	222	1,767	1,417
Mortgage banking income	29,923	21,994	121,069	99,318
Gain on sale of available for sale securities	-	-	-	44
Other	423	199	1,297	2,047
Total noninterest income	31,157	22,850	126,365	104,474
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	24,088	19,169	95,056	81,753
Occupancy, office furniture, and equipment	2,273	2,283	9,347	9,287
Advertising	769	827	2,743	2,947
Data processing	623	557	2,520	2,354
Communications	374	363	1,462	1,416
Professional fees	649	583	2,135	2,354
Real estate owned	55	789	399	2,664
FDIC insurance premiums	115	207	615	1,058
Other	3,495	2,595	13,158	11,701
Total noninterest expenses	32,441	27,373	127,435	115,534
Income before income taxes	10,647	4,670	41,994	25,819
Income tax expense	4,248	1,599	16,462	9,249
Net income	$6,399	3,071	25,532	16,570
Income per share:
Basic	$0.23	0.11	0.94	0.57
Diluted	$0.23	0.11	0.93	0.56
Weighted average shares outstanding:
Basic	27,217	27,018	27,037	29,161
Diluted	27,699	27,349	27,374	29,431

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
	December 31,
	2016	2015
	(Unaudited)
Assets	(In Thousands, except per share amounts)
Cash	$7,878	$57,419
Federal funds sold	26,828	20,297
Interest-earning deposits in other financial institutions and other short term investments	12,511	22,755
Cash and cash equivalents	47,217	100,471
Securities available for sale (at fair value)	226,795	269,658
Loans held for sale (at fair value)	225,248	166,516
Loans receivable	1,177,884	1,114,934
Less: Allowance for loan losses	16,029	16,185
Loans receivable, net	1,161,855	1,098,749

Office properties and equipment, net	23,655	25,328
Federal Home Loan Bank stock (at cost)	13,275	19,500
Cash surrender value of life insurance	61,509	49,562
Real estate owned, net	6,118	9,190
Prepaid expenses and other assets	24,947	23,755
Total assets	$1,790,619	$1,762,729

Liabilities and Shareholders' Equity
Liabilities:
Demand deposits	$120,371	$102,673
Money market and savings deposits	162,456	140,631
Time deposits	666,584	650,057
Total deposits	949,411	893,361

Borrowings	387,155	441,203
Advance payments by borrowers for taxes	4,716	3,661
Other liabilities	38,647	32,574
Total liabilities	1,379,929	1,370,799

Shareholders' equity:
Common stock	294	294
Additional paid-in capital	322,934	317,022
Retained earnings	184,565	168,089
Unearned ESOP shares	(20,178)	(21,365)
Accumulated other comprehensive income, net of taxes	(378)	582
Cost of shares repurchased	(76,547)	(72,692)
Total shareholders' equity	410,690	391,930
Total liabilities and shareholders' equity	$1,790,619	$1,762,729

Share Information
Shares Outstanding	29,430	29,407
Book Value per share	$13.95	$13.33
Closing market price	$18.40	$14.10
Price to book ratio	131.85%	105.79%
Asset Quality Data
Total non accrual loans	$9,857	$17,604
Real estate owned	6,118	9,190
Total nonperforming assets	$15,975	$26,794

Total non accrual to total loans	0.84%	1.58%
Total nonperforming assets to total assets	0.89%	1.52%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
SUMMARY OF KEY QUARTERLY FINANCIAL DATA
(Unaudited)

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015
		(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$11,971	11,325	10,165	9,983	9,438
Provision for loan losses	40	135	-	205	245
Total noninterest income	31,157	37,412	36,351	21,445	22,850
Total noninterest expense	32,441	35,541	34,231	25,222	27,373
Income before income taxes	10,647	13,061	12,285	6,001	4,670
Income tax expense	4,248	5,556	4,518	2,140	1,599
Net income	$6,399	7,505	7,767	3,861	3,071
Income per share – basic	$0.23	0.28	0.29	0.14	0.11
Income per share – diluted	$0.23	0.27	0.29	0.14	0.11
Dividends declared per share	$0.12	0.08	0.08	0.05	0.05

Performance Ratios:
Return on average assets - QTD	1.44%	1.66%	1.78%	0.90%	0.69%
Return on average equity - QTD	6.19%	7.36%	7.86%	3.95%	3.10%
Net interest margin - QTD	2.88%	2.70%	2.50%	2.48%	2.26%
Efficiency ratio - QTD	75.22%	72.92%	73.59%	80.25%	84.78%

Return on average assets - YTD	1.45%	1.45%	1.34%	0.90%	0.94%
Return on average equity - YTD	6.33%	6.38%	5.89%	3.95%	3.99%
Net interest margin - YTD	2.64%	2.56%	2.49%	2.48%	2.36%
Efficiency ratio - YTD	75.05%	74.99%	76.28%	80.25%	80.61%